As filed with the Securities and Exchange Commission on August 13, 2002

Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

Registration Statement
Under the
Securities Act of 1933

COMPUTER NETWORK TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-1356476 (I.R.S. Employer Identification No.)

6000 Nathan Lane North Minneapolis, Minnesota (Address of Principal Executive Offices)	55442 (Zip Code)

401(K) SALARY SAVINGS PLAN
(Full Title of the Plan)

Gregory T. Barnum
Chief Financial Officer
Computer Network Technology Corporation
6000 Nathan Lane North
Minneapolis, Minnesota 55442
(Name and Address of Agent for Service)

(763) 268-6000
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Registration Fee

Common Stock, par value $0.01 per share (including preferred share purchase rights)	800,000 shares	$ 5.28	$ 4,224,000	$ 388.61

Interests in the 401(K) Plan	Indeterminate	N/A	N/A	N/A

(1)	This Registration Statement relates to an additional 800,000 shares of common stock to be registered pursuant to the 401(K) Salary Savings Plan, for which shares have previously been registered pursuant to the Registrant’s Registration Statement Nos. 333-88209, 33-42750 and 333-44482. The shares registered pursuant to this Registration Statement are purchased in the open market. Accordingly, the number of shares being registered are an estimate. The shares registered pursuant to this Registration Statement as well as existing shares held by the Plan on behalf of participants are subject to market risk. As the shares are traded in the open market, the value of the shares may fluctuate.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant’s Common Stock as reported on the NASDAQ National Market System on August 12, 2002. No fee is paid for the interests in the employee benefit plan described herein pursuant to Rule 457 (h).

(3)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART II
INFORMATION REQUIRED BY GENERAL INSTRUCTION E TO FORM S-8
SIGNATURES
INDEX TO EXHIBITS
EX-23.1 Consent of Grant Thornton LLP
EX-23.2 Consent of KPMG LLP
EX-24.1 Power of Attorney of Thomas G. Hudson
EX-24.2 Power of Attorney of Jeffrey A. Bertelsen
EX-24.3 Power of Attorney of Patrick W. Gross
EX-24.4 Power of Attorney of Erwin A. Kelen
EX-23.5 Power of Attorney of Lawrence A. McLernon
EX-24.6 Power of Attorney of John A. Rollwagen

PART II

INFORMATION REQUIRED BY GENERAL INSTRUCTION E TO FORM S-8

1.	Incorporation of Documents by Reference.

The contents of the Registrant’s Registration Statement Nos. 333-88209, 33-42750 and 333-44482 are incorporated in this Registration Statement by reference.

2.	Exhibits.

The Exhibit Index immediately preceding the Exhibits is incorporated herein by reference. The Company will submit or has submitted the Amended and Restated 401(K) Salary Savings Plan (the “Plan”) and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes by the IRS in order to qualify the Plan. In addition, the shares registered pursuant to this Registration Statement are purchased in the open market and are not original issuance securities. Accordingly, in accordance with Item 8 of Form S-8, the Exhibits do not include an opinion regarding legality.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 13, 2002.

COMPUTER NETWORK TECHNOLOGY CORPORATION

By:	/s/ Gregory T. Barnum

Gregory T. Barnum, Chief Financial Officer

     Each of the undersigned officers and directors of Computer Network Technology Corporation hereby appoints Gregory T. Barnum as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas G. Hudson Thomas G. Hudson	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director	August 13, 2002

/s/ Gregory T. Barnum Gregory T. Barnum	Chief Financial Officer (Principal Financial Officer)	August 13, 2002

/s/ Jeffrey A. Bertelsen Jeffrey A. Bertelsen	Corporate Controller and Treasurer (Principal Accounting Officer)	August 13, 2002

/s/ Patrick W. Gross* Patrick W. Gross	Director	August 13, 2002

/s/ Erwin A. Kelen* Erwin A. Kelen	Director	August 13, 2002

/s/ Lawrence A. McLernon* Lawrence A. McLernon	Director	August 13, 2002

/s/ John A. Rollwagen* John A. Rollwagen	Director	August 13, 2002

* By /s/ Gregory T. Barnum

Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on August 13, 2002.

COMPUTER NETWORK TECHNOLOGY CORPORATION 401(K) SALARY SAVINGS PLAN

BY: COMPUTER NETWORK TECHNOLOGY CORPORATION PLAN ADMINISTRATOR

BY:	/s/ Gregory T. Barnum

Name: Gregory T. Barnum Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit		Page

23.1	Consent of Grant Thornton LLP	Electronically Filed
23.2	Consent of KPMG LLP	Electronically Filed
24.1	Power of Attorney of Thomas G. Hudson	Electronically Filed
24.2	Power of Attorney of Jeffrey A. Bertelsen	Electronically Filed
24.3	Power of Attorney of Patrick W. Gross	Electronically Filed
24.4	Power of Attorney of Erwin A. Kelen	Electronically Filed
24.5	Power of Attorney of Lawrence A. McLernon	Electronically Filed
24.6	Power of Attorney of John A. Rollwagen	Electronically Filed
99.1	Amended and Restated 401(K) Salary Savings Plan (Incorporated by reference to Exhibit 10.19 to Report on Form 8-K filed on August 5, 2002)

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